As filed with the Securities and Exchange Commission on September 16, 1998.
                                                     Registration No. 333-______
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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549
                                      FORM S-4MEF
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                               CAROLINA FIRST CORPORATION
                 (Exact name of registrant as specified in its charter)

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
         SOUTH CAROLINA                         6711                  57-0824914
         --------------                         ----                  ----------
  (State or other jurisdiction    Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)  Classification Code Number    Identification No.)

                                  102 SOUTH MAIN STREET
                            GREENVILLE, SOUTH CAROLINA 29601
                                     (864) 255-7900
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       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                    WILLIAM S. HUMMERS III, EXECUTIVE VICE PRESIDENT
                               CAROLINA FIRST CORPORATION
                                  102 SOUTH MAIN STREET
                            GREENVILLE, SOUTH CAROLINA 29601
                                     (864) 255-7913
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                (Name, address, including ZIP code, and telephone number,
                       including area code, of agent for service)

                                       Copies to:
                             WILLIAM P. CRAWFORD, JR., ESQ.
                         WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                                   POST OFFICE BOX 728
                          GREENVILLE, SOUTH CAROLINA 29602-0728
                               (864) 242-8200 (TELEPHONE)
                               (864) 235-8900 (FACSIMILE)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box.|_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] No. 333-61773

                             CALCULATION OF REGISTRATION FEE

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
                                                    Proposed Maximum   Proposed Maximum      Amount
Title of Each Class                Amount to        Offering Price     Aggregate             of Registration
of Securities to be Registered     be Registered    Per Unit (1)       Offering Price (1)    Fee (2)
------------------------------     -------------    ------------       ------------------    -------
Common Stock                          100,000          $7.25               $5,312,292        $1,567.83
(par value $1.00 per share)

(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f). Pursuant to Rule 457(f)(2), the Proposed Maximum Aggregate Offering Price has been determined based upon $5,312,292, which is the book value of the Colonial Bank of South Carolina, Inc. common stock to be received by Carolina First Corporation in the Merger as of June 30, 1998 (the latest practicable date). The original registration statement to which this registration statement relates registered 642,571 shares. This registration statement registers an additional 100,000 shares. Consequently, the Proposed Maximum Offering Price Per Unit is the $5,312,292 divided by the aggregate shares of 742,571.
(2)   Calculated pursuant to Rule 457(f).
(3) Previously paid. The registration fee does not change because it was calculated on the book value of Colonial Bank of South Carolina, Inc. which has not changed. The increased number of shares registered is, accordingly, of no consequence.

ITEM 21: EXHIBITS

This registration statement is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registrant's registration statement on Form S-4 (Registration Statement No. 333-61773) declared effective on or about August 25, 1998 are incorporated herein by reference.


5.1 -- Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Carolina First Corporation.
23.1  --  Consent of KPMG Peat Marwick LLP.
23.2  --  Consent of Elliott, Davis & Company, L.L.P.
23.3  --  Consent of Capital Resources Group, Inc.
23.4  --  Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in
          Exhibit 5.1.


SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on September 14, 1998.

                                Carolina First Corporation

                          By:   /s/ William S. Hummers III
                                ------------------------------------------------
                                William S. Hummers III, Executive Vice President


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

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
Signature                      Title                                               Date
---------                      -----                                               ----
/s/ William R. Timmons, Jr.
____________________________   Chairman of the Board                          September 14, 1998
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.
____________________________   President, Chief Executive Officer             September 14, 1998
Mack I. Whittle, Jr.           and Director (Principal Executive Officer)

/s/ William S. Hummers III
____________________________   Executive Vice President, Director             September 14, 1998
William S. Hummers III         (Principal Accounting and Financial Officer)

/s/ M. Dexter Hagy
____________________________   Director                                       September 14, 1998
M. Dexter Hagy

/s/ Eugene E. Stone IV
____________________________   Director                                       September 14, 1998
Eugene E. Stone IV

/s/ H. Earle Russell, Jr.
____________________________   Director                                       September 14, 1998
H. Earle Russell, Jr.

/s/ Judd B. Farr
____________________________   Director                                       September 14, 1998
Judd B. Farr

/s/ Charles B. Schooler
____________________________   Director                                       September 14, 1998
Charles B. Schooler

/s/ Elizabeth P. Stall
____________________________   Director                                       September 14, 1998
Elizabeth P. Stall

/s/ David C. Wakefield III
____________________________   Director                                       September 14, 1998
David C. Wakefield III

/s/ Vernon E. Merchant, Jr.
____________________________   Director                                       September 14, 1998
Vernon E. Merchant, Jr.

/s/ William R. Phillips
____________________________   Director                                       September 14, 1998
William R. Phillips

/s/ C. Claymon Grimes, Jr.
____________________________   Director                                       September 14, 1998
C. Claymon Grimes, Jr.

EXHIBIT INDEX

5.1 -- Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of the Carolina First Corporation.
23.1 --  Consent of KPMG Peat Marwick LLP.
23.2 --  Consent of Elliott, Davis & Company, L.L.P.
23.3 --  Consent of Capital Resources, Inc.
23.4 --  Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in
         Exhibit 5.1.